                                                                    EXHIBIT 11.1

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      (in thousands except per share data)
                                  (unaudited)


                                           Three Months Ended June 30,  Six Months Ended June 30,
                                           ---------------------------  -------------------------
                                                1998        1997              1998      1997
                                               ------      ------            ------    ------

Net income                                     $13,565     $ 9,121           $25,639    $17,075
                                               =======     =======           =======    =======
Basic:
 Weighted average common
   shares outstanding                           56,306      52,544            55,901     52,274
                                               =======     =======           =======    =======

 Net income per share                          $   .24     $   .17           $   .46    $   .32
                                               =======     =======           =======    =======

Diluted:
 Weighted average common
   shares outstanding                           56,306      52,544            55,901     52,274
 Dilutive effects of stock options
   and warrants                                  5,417       5,535             5,433      5,734
                                               -------     -------           -------    -------
 Weighted average common and
   common equivalent shares
   outstanding                                  61,723      58,079            61,334     58,008
                                               =======     =======           =======    =======

 Net income per share                          $   .22     $   .16           $   .42    $   .30
                                               =======     =======           =======    =======
